Exhibit 99.1

Press Release

Star Holdings Announces Successful Debt Extensions and Authorizes $10 Million Share Repurchase Program

Related amendments made to financing arrangements and management agreement

NEW YORK, March 31, 2025

Star Holdings (NASDAQ: STHO) (the "Company") announced the following:

Share Repurchase Program

The Company's Board of Trustees has authorized the repurchase of up to $10 million of the Company's common shares. These repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, subject to market and pricing conditions, applicable law and other factors deemed relevant in the Company's sole discretion. The share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares, and may be suspended or discontinued at any time.

Term Loan Credit Agreement with Safehold

The Term Loan Credit Agreement has been amended to, among other things:

•	Extend the maturity date of the underlying term loan facilities by one year, to March 31, 2028

•	Provide that Star Holdings may re-borrow amounts that have been paid on the $25 million incremental facility available under the agreement for permitted purposes

•	Provide a restricted payments basket that will permit the Company to repurchase up to $10 million of its common shares for cash

As of March 28, 2025, the outstanding term loan had a principal balance of $115.0 million and no outstanding borrowings on the incremental facility.

1114 Avenue of the Americas

New York, NY 10036
T 212.930.9400
E investors@starholdingsco.com

Management Agreement with Safehold

The Management Agreement has been amended to, among other things:

•	Increase the management fee payable in respect of the annual term running from April 1, 2026 through March 31, 2027 from $5.0 million to $7.5 million

•	Increase the "Termination Fee" payable to the manager in certain circumstances from $50.0 million to $55.0 million, in each case less the aggregate amount of management fees paid prior to the termination date

Amendment to Margin Loan Facility

The Margin Loan Facility has been amended to, among other things:

•	Extend the maturity date of the underlying margin loan facility by two years, to March 31, 2028

•	Provide a commitment for up to $15.8 million of additional funding on a delayed-draw basis, subject to satisfaction of the conditions for drawing

•	Provide for increases in the applicable margin

•	Improve certain loan-to-value ratios and collateral release thresholds

For more information on the transactions, please refer to SEC Form 8-K filed March 31, 2025.

Forward-Looking Statements:

This press release contains forward-looking statements that are based on Star Holdings’ current expectations. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.  More information about potential risk factors that could affect Star Holdings results is included in our filings with the Securities and Exchange Commission.  The term "including," and any variation thereof, means "including, without limitation."

1114 Avenue of the Americas

New York, NY 10036
T 212.930.9400

E investors@starholdingsco.com

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Star Holdings’ (NASDAQ: STHO) portfolio is comprised primarily of interests in the Asbury Park Waterfront, the Magnolia Green residential development projects and other commercial real estate properties and loans that are for sale or otherwise plan to be monetized. Star Holdings also owns shares of Safehold Inc. (NYSE: SAFE). Star Holdings expects to focus on realizing value for shareholders from its portfolio primarily by maximizing cash flows through active asset management and asset sales. Additional information on Star Holdings is available on its website at www.starholdingsco.com.

Company Contact:

Pearse Hoffmann

Senior Vice President

Head of Corporate Finance

T 212.930.9400

E investors@starholdingsco.com

1114 Avenue of the Americas

New York, NY 10036
T 212.930.9400

E investors@starholdingsco.com